Registration No. 333-____________

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CHEMICAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
__________________

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-2022454 (I.R.S. Employer Identification Number)

235 East Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)

CHEMICAL FINANCIAL CORPORATION 401(K) SAVINGS PLAN
(Full Title of the Plan)

David B. Ramaker President and Chief Executive Officer Chemical Financial Corporation 235 East Main Street Midland, Michigan 48640	Copies to:	Jeffrey A. Ott Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487

(Name and Address of Agent For Service)

(989) 839-5350
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer          Accelerated filer X        Non-accelerated filer          Smaller Reporting Company

CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount Of Registration Fee
Common Stock, $1 par value	250,000 shares(3)	$ 23.51	$ 5,877,500	$ 419.07

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

On April 27, 2010, the average of the bid and asked price of the Common Stock of Chemical Financial Corporation was $23.51 per share. The registration fee is computed in accordance with Rule 457(h) and (c) under the Securities Act of 1933.

(3)

Plus an indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.

(4)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

EXPLANATORY STATEMENT

                    This Registration Statement on Form S-8 is filed to register 250,000 additional shares of Common Stock issuable under the Chemical Financial Corporation 401(K) Savings Plan (the "Plan"). Chemical Financial Corporation's registration statement on Form S-8 filed with the Securities and Exchange Commission on May 22, 1991 (File No. 33-40792), registering 50,000 shares issuable under the Plan, and on registration statement on Form S-8 filed May 18, 2005 (File No. 333-125031), registering 150,000 shares, are herein incorporated by reference, except to the extent that the items in this registration statement update such information contained in the prior registration statements. This Registration Statement is filed to register an additional 250,000 shares and is filed pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

                    The following documents filed by Chemical Financial Corporation ("Chemical") and the Plan with the Securities and Exchange Commission are incorporated by reference into this registration statement:

          (a)          Chemical's Annual Report on Form 10-K for the year ended December 31, 2009.

          (b)          All other reports filed by Chemical pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2009.

          (c)          The description of Chemical's common stock, $1.00 par value per share, which is contained in Chemical's Form 8-A registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

                    All documents subsequently filed by Chemical and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 before the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.

Item 8.                    Exhibits.

                    (a)          The following exhibits are filed or incorporated by reference as part of this registration statement:
Exhibit Number	Document

4.1

Restated Articles of Incorporation. Previously filed as an exhibit to Chemical's Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed with the SEC on August 5, 2009. Here incorporated by reference.

4.2	Bylaws. Previously filed as Exhibit 3.2 to the registrant's Current Report on Form 8-K dated January 20, 2009, filed with the SEC on January 23, 2009. Here incorporated by reference.

4.3

Long Term Debt. Chemical Financial Corporation has outstanding long-term debt which at the time of this report does not exceed 10% of Chemical Financial Corporation's total consolidated assets. Chemical financial corporation agrees to furnish copies of the agreements defining the rights of holders of such long-term debt to the Security and Exchange Commission upon request.

5	Opinion of Warner Norcross & Judd LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Andrews Hooper & Pavlik P.L.C.

23.3	Consent of Warner Norcross & Judd LLP. Included in Exhibit 5 above.

24	Powers of Attorney.

SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Midland, State of Michigan, on this 29th day of April, 2010.
CHEMICAL FINANCIAL CORPORATION

By	/s/ David B. Ramaker
David B. Ramaker Chairman of the Board, CEO, President and Director (Principal Executive Officer and duly authorized signatory for the Registrant)

                    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
April 29, 2010	/s/ David B. Ramaker
David B. Ramaker Chairman of the Board, CEO, President and Director (Principal Executive Officer)

April 29, 2010	/s/ Lori A. Gwizdala
Lori A. Gwizdala Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

April 29, 2010	/s/ Gary E. Anderson*
Gary E. Anderson Director

April 29, 2010	/s/ J. Daniel Bernson*
J. Daniel Bernson Director

April 29, 2010	/s/ Nancy Bowman*
Nancy Bowman Director

April 29, 2010	/s/ James A. Currie*
James A. Currie Director

April 29, 2010	/s/ Thomas T. Huff*
Thomas T. Huff Director

April 29, 2010	/s/ Michael T. Laethem*
Michael T. Laethem Director

April 29, 2010	/s/ Geoffery E. Merszei*
Geoffery E. Merszei Director

April 29, 2010	/s/ Terence F. Moore*
Terence F. Moore Director

April 29, 2010	/s/ Aloysius J. Oliver*
Aloysius J. Oliver Director

April 29, 2010	/s/ Larry D. Stauffer*
Larry D. Stauffer Chairman of the Board and Director

April 29, 2010	/s/ William S. Stavropoulos*
William S. Stavropoulos Director

April 29, 2010	/s/ Franklin C. Wheatlake*
Franklin C. Wheatlake Director

*By	/s/ Lori A. Gwizdala
Lori A. Gwizdala Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Document

4.1

Restated Articles of Incorporation. Previously filed as an exhibit to Chemical's Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed with the SEC on August 5, 2009. Here incorporated by reference.

4.2	Bylaws. Previously filed as Exhibit 3.2 to the registrant's Current Report on Form 8-K dated January 20, 2009, filed with the SEC on January 23, 2009. Here incorporated by reference.

4.3

Long Term Debt. Chemical Financial Corporation has outstanding long-term debt which at the time of this report does not exceed 10% of Chemical Financial Corporation's total consolidated assets. Chemical financial corporation agrees to furnish copies of the agreements defining the rights of holders of such long-term debt to the Security and Exchange Commission upon request.

5	Opinion of Warner Norcross & Judd LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Andrews Hooper & Pavlik P.L.C.

23.3	Consent of Warner Norcross & Judd LLP. Included in Exhibit 5 above.

24	Powers of Attorney.